EXHIBIT 16.1

January 28, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read F&M Bank Corp.’s statements included under Item 4.01(a) of its Form 8-K filed on January 28, 2025 and we agree with such statements concerning our firm.